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                                                      Exhibit 23 (a) to Form S-1
                                                      Exhibit 10 (a) to Form N-4



                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts and Financial Statements" and to the use of our report dated February 7, 1996, with respect to the financial statements of John Hancock Variable Life Insurance Company included in this Amendment No. 1 to the Registration Statements (Form S-1
No. 33-64945, and Form N-4 No. 33-64947) and related Prospectus of John Hancock Variable Annuity Account JF.



                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP


Boston, Massachusetts
July 11, 1996